Exhibit 10.1

THE SECURITY GRANTED BY THIS AGREEMENT IS SUBJECT TO A SUBORDINATION AGREEMENT WITH EACH OF M&T BANK AND MOTORCAR PARTS OF AMERICA, INC.

REVOLVING CREDIT/STRATEGIC COOPERATION AGREEMENT

dated as of August 22, 2012

among

FENWICK AUTOMOTIVE PRODUCTS LIMITED,

MOTORCAR PARTS OF AMERICA, INC.
(solely for purposes of Specified Provisions)

and

WANXIANG AMERICA CORPORATION

EXHIBITS

A.	Guaranty
B.	Warrant

REVOLVING CREDIT/STRATEGIC COOPERATION AGREEMENT

This REVOLVING CREDIT/STRATEGIC COOPERATION AGREEMENT (the “Agreement”) is dated as of August 22, 2012 by and among Fenwick Automotive Products Limited, a corporation incorporated under the laws of Ontario (“Fenco”), Motorcar Parts of America, Inc., a New York corporation (“MPA”) (solely for purposes of Section 2.5, Section 3.2, Section 4.2, Article V, Article VI, Article VII, Article VIII and Article IX (collectively, the “Specified Provisions”)), and Wanxiang America Corporation, a Kentucky corporation (“WAC”).

RECITALS

A.           From time to time, Fenco purchases automotive parts and components from WAC.

B.           MPA owns, directly or indirectly, all of the outstanding ownership interests in Fenco.

C.            On the terms and subject to the conditions set forth herein, WAC is willing to extend to Fenco a revolving credit line for purchases of automotive parts and components by Fenco from WAC, plus accrued interest in respect of such purchases and other amounts payable in respect of such purchases (the “Fenco Credit Line”).

D.           On the terms and subject to the conditions set forth herein, MPA has agreed to (i) guarantee the Obligations (as defined below) with respect to the Fenco Credit Line pursuant to the Guaranty, dated as of the date hereof, in the form attached hereto as Exhibit A (the “Guaranty”), (ii) issue a warrant, in the form attached hereto as Exhibit B, to purchase up to 516,129 shares of MPA’s common stock, par value $0.01 per share (“Common Stock”), having an initial exercise price of $7.75 per share (the “Warrant”) and (iii) under certain circumstances as described in the Guaranty, to purchase a portion of such Obligations for either cash or shares of Common Stock.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Amount and Terms of Credit

Section 1.1           Purchase Order Terms and Conditions.

(a)           Each of the parties hereto agrees that payment for purchases of automotive parts and components by Fenco from WAC shall be due and payable on the date that is one hundred twenty (120) days after the date of the bill of lading relating to the shipment of such purchases from port in the People’s Republic of China (the “Due Date”).  Any amounts remaining unpaid following the Due Date for such purchases shall bear interest at a rate of one percent (1%) per month, compounding monthly (12.68% per annum, compounded), beginning on the day immediately following the Due Date (the “Initial Rate”), subject to adjustment pursuant to Section 6.2 hereof.

(b)           Each of the parties hereto agrees that, unless otherwise agreed in writing between the parties, purchases of automotive parts and components by Fenco from WAC shall be Delivered Duty Paid (DDP) in accordance with Incoterms 2010 Rules to the port in the United States of America.  Fenco shall pay any storage expenses incurred as a result of any action or failure to take action by Fenco.

Section 1.2           Fenco Credit Line.  Subject to the terms and conditions of this Agreement, WAC agrees to extend to Fenco a revolving credit line in an aggregate amount not to exceed, at any one time outstanding, $22,000,000.00 for purchases of automotive parts and components by Fenco from WAC, including accrued interest and other amounts payable in respect of such purchases (the “Credit Limit”), pursuant to the Fenco Credit Line; provided, however, that $2,000,000.00 of such Credit Limit shall only be available for accrued interest and such other amounts payable and not for purchases of such automotive parts and components.  Purchases made by Fenco shall be applied to the Credit Limit as of the date such purchases are released to Fenco at port in the United States of America, notwithstanding that the Due Date for such purchases has not yet occurred and such amounts are not yet accruing interest (including, for the avoidance of doubt, purchases made prior to the date hereof).  Interest accruing in connection with such purchases in accordance with Section 1.1(a) hereof shall be applied to the Credit Limit as it accrues and shall be paid monthly on or before the twentieth (20th) day of each month.  Any other amounts payable in respect of such purchases shall be applied to the Credit Limit as of the date such Obligation (as defined below) is incurred.  The parties agree that the aggregate principal amount outstanding as of the date hereof, with respect to purchases made prior to the date hereof and released from port in the United States, is $8,344,043.32 (of which $7,676,413.04 is past the Due Date) and the aggregate accrued interest outstanding with respect to such past due purchases as of the date hereof is $39,257.64, not including additional purchases of $9,433,312.87 not yet released from port in the United States.  All amounts then outstanding in respect of the Fenco Credit Line (including all accrued interest thereon and all other amounts payable under this Agreement) (collectively, the “Obligations”) shall become due and payable on July 31, 2017 (the “Termination Date”), or such earlier date that such Obligations are or become due and payable in accordance with this Agreement.  Prior to the Termination Date (or, if earlier, the Partial Termination Date, as defined in Section 9.16), Fenco may, from time to time without penalty or premium and at its option (subject to Section 2(b) of the Guaranty), make payments toward the Obligations then outstanding under the Fenco Credit Line, which shall first be applied toward any accrued and unpaid interest thereunder and any other amounts payable in connection therewith, then toward the principal amount of any purchases remaining unpaid following the Due Date (from the oldest to the most recent, unless otherwise designated by Fenco or MPA), and then toward the principal amount of any other purchases.  Notwithstanding anything herein to the contrary, WAC shall have no obligation to supply automotive parts and components to Fenco (i) if such purchases, together with all Obligations then outstanding under the Fenco Credit Line, shall cause the Credit Limit to be exceeded, or (ii) so long as an Event of Default (as defined below) has occurred and is continuing.  For the avoidance of doubt, the Fenco Credit Line shall only be available to Fenco for the purchase of automotive parts and components from WAC, subject to the terms and conditions of this Agreement, and WAC shall have no obligation under any circumstances to advance cash to either Fenco or MPA.

Section 1.3           Survival of Obligations Upon Termination.  Except as otherwise expressly provided for in this Agreement, the Guaranty or the Warrant (collectively, the “Transaction Documents”), no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of either Fenco or MPA or the rights of WAC relating to any unpaid portion of the Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Termination Date.

Section 1.4           Condition Precedent.  This Agreement shall become effective as of the day when WAC shall have received (a) this Agreement, duly executed by Fenco and MPA, and (b) the Guaranty and the Warrant, in each case, duly executed by MPA.

ARTICLE II

Security

Section 2.1           Grant of Security Interest.  Fenco hereby grants to WAC a lien on and security interest in, and acknowledges and agrees that WAC has and shall continue to have a continuing lien on and security interest in, all right, title and interest of Fenco in and to all accounts and receivables, instruments, documents of title, chattel paper, general intangibles (including, without limitation, patents, trademarks, tradenames, copyrights, and other intellectual property rights), investment property (including certificated and uncertificated securities), deposit accounts, inventory, equipment, fixtures, and real estate, whether now owned or hereafter created, acquired or arising, and all proceeds thereof (including without limitation all proceeds arising from any preference action under Section 95 of the Bankruptcy and Insolvency Act (Canada) (the “BIA”) or any comparable preference action under any provincial legislation (whether dealing with fraudulent conveyances or assignments and preferences or otherwise)), and all insurance of the foregoing and proceeds thereof (collectively, the “Collateral”).  The Collateral shall not include the last day of any term reserved by any lease of real property, oral or written, or any agreement therefor, now held or hereafter acquired by Fenco, and whether falling within the general or particular description of the Collateral, is hereby and shall be excepted out of the security interest, but Fenco shall stand possessed of the reversion of one day remaining in Fenco in respect of any such term, for the time being demised, as aforesaid, upon trust to assign and dispose of the same as any purchaser of such term shall direct.  Fenco confirms and agrees that:

(a)           value has been given by WAC to Fenco;

(b)           Fenco has rights in all existing Collateral and power to transfer rights in the Collateral to WAC; and

(c)           Fenco and WAC have not postponed the time for attachment of the security interest, and the security interest shall attach to existing Collateral upon the execution of this agreement and shall attach to Collateral in which Fenco hereafter acquires rights at the time that Fenco acquires rights in such Collateral.

Notwithstanding anything herein to the contrary, the lien granted to WAC pursuant to this Agreement shall be subject and subordinate to (i) interests in the Collateral arising out of indebtedness of Fenco pursuant to the Amended and Restated Credit Agreement, dated May 6, 2011, by and among Fenco, Introcan Inc., Manufacturers and Traders Trust Company, as lead arranger, M&T Bank, and such other lenders party thereto (as amended, together with all amendments, modifications or agreements which are intended to replace, refinance or refund any indebtedness pursuant thereto, the “M&T Credit Agreement”), in a principal amount not to exceed $65,000,000.00, and (ii) interests in the Collateral arising out of indebtedness of Fenco to MPA pursuant to the Fourth Amended and Restated Debenture, dated as of August 22, 2012 (as amended, together with all amendments, modifications or agreements which are intended to replace, refinance or refund any indebtedness pursuant thereto, the “MPA Debenture”), in a principal amount not to exceed $45,000,000.00.

Section 2.2           Obligations Hereby Secured.  The lien and security interest herein granted and provided for is made and given to secure, and shall secure, the payment and performance of any and all Obligations.

Section 2.3           Additional Security Perfection and Protection of Security Interest.  Fenco hereby represents to WAC that this Agreement creates a valid security interest in the Collateral, to the extent a security interest therein can be created under the Personal Property Security Act (Ontario) (as the same may be amended from time to time, the “PPSA”) or the Uniform Commercial Code of the State of New York or any other applicable jurisdiction as in effect from time to time (“UCC”), as applicable, securing the payment and performance of the Obligations.

Section 2.4           Further Assurances.  Fenco agrees to execute and deliver to WAC such further agreements, assignments, instruments, and documents and to do all such other things as WAC may reasonably deem necessary or appropriate to assure WAC its lien and security interest hereunder, including, without limitation, such financing statements, and amendments thereof or supplements thereto, and such other instruments and documents as WAC may from time to time reasonably require in order to comply with the PPSA, the UCC and any other applicable law.  Fenco hereby agrees that a carbon, photographic, or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by WAC without notice thereof to Fenco wherever WAC in its sole discretion desires to file the same.  Fenco hereby authorizes WAC to file any and all financing statements covering the Collateral or any part thereof as WAC may require, including financing statements describing the Collateral as “all assets” or “all personal property” or words of like meaning.  WAC may order lien searches from time to time against Fenco and the Collateral, and Fenco shall promptly reimburse WAC for all reasonable costs and expenses incurred in connection with such lien searches.  Fenco agrees to mark its books and records to reflect the lien and security interest of WAC in the Collateral.

Section 2.5           Further Assurances re Fenco Subsidiaries.  MPA agrees to cause each of Introcan Inc., LH Distribution Inc., Rafko Holdings Inc., Rafko Enterprises Inc., and Flo-Pro Inc. (the “Fenco Guarantors”) to guaranty the Obligations of Fenco and to execute and deliver to WAC such further agreements, assignments, instruments, and documents and to do all such other things as WAC may reasonably deem necessary or appropriate to assure WAC its lien and security interest under such guaranties, including, without limitation, such financing statements, and amendments thereof or supplements thereto, and such other instruments and documents as WAC may from time to time reasonably require in order to comply with the PPSA, the UCC and any other applicable law.  MPA hereby agrees that a carbon, photographic, or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by WAC without notice thereof to MPA or any Fenco Guarantor wherever WAC in its sole discretion desires to file the same.  MPA hereby authorizes WAC to file any and all financing statements covering the Collateral or any part thereof as WAC may require, including financing statements describing the Collateral as “all assets” or “all personal property” or words of like meaning.  WAC may order lien searches from time to time against the Fenco Guarantors and the Collateral, and Fenco shall promptly reimburse WAC for all reasonable costs and expenses incurred in connection with such lien searches.  Each of Fenco and MPA acknowledges that WAC shall not be obligated to sell greater than $5 million in products to Fenco until financing statements reasonably acceptable to WAC effecting the grant set forth in such security agreements against each of the Fenco Guarantors are filed in appropriate jurisdictions.  Notwithstanding anything herein to the contrary, the parties hereto agree that Fapco, S.A. de C.V. shall not guaranty the Obligations of Fenco, nor shall its assets be subject to any lien in favor of WAC.

ARTICLE III

Representations and Warranties

Section 3.1           Representations and Warranties of Fenco.  Fenco hereby represents and warrants to WAC that the following representations are true and complete as of the date hereof, except as otherwise indicated.

(a)           Organization, Good Standing and Power.  Fenco is a corporation duly incorporated, validly existing and in good standing under the laws of Ontario and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  All of the outstanding equity interests of Fenco are owned, directly or indirectly, by MPA.  Fenco is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect (as defined below) on Fenco’s financial condition.  For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), properties or results of operations of MPA and its subsidiaries (including Fenco), taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of either MPA or Fenco to perform any of their respective obligations under this Agreement in any material respect.  Each of Autocat Catalogue Services Inc., 778355 Ontario Inc. and Leswyn Enterprises Inc. is a wholly-owned subsidiary of Fenco and is a non-operating shell entity.

(b)           Authorization; Enforcement.  Fenco has the requisite corporate power and authority to enter into and perform this Agreement.  The execution, delivery and performance by Fenco of the Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of Fenco, its Board of Directors or stockholders is required.  This Agreement has been duly executed and delivered by Fenco.  This Agreement constitutes a valid and binding obligation of Fenco enforceable against Fenco in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           No Conflicts.  The execution, delivery and performance of the Transaction Documents to which it is a party by Fenco, the performance by Fenco of its obligations thereunder and the consummation by Fenco of the transactions contemplated herein and therein do not and will not (i) violate any provision of the charter documents or bylaws or other organizational documents of Fenco, (ii) other than the M&T Credit Agreement and the MPA Debenture, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Fenco is a party or by which it or its properties or assets are bound, (iii) other than the M&T Credit Agreement and the MPA Debenture, create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of Fenco under any agreement or any commitment to which it is a party or by which it is bound or by which any of its properties or assets are bound except for the lien and security interest granted to WAC hereunder, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to Fenco or by which any property or asset of Fenco is bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(d)           Governmental Approvals.  Assuming the accuracy of the representations made by WAC in Section 3.3 hereof, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the performance by Fenco of its obligations under the Transaction Documents to which it is a party, except for (i) any consent, authorization or order that has been obtained as of the date hereof or (ii) any filing or registration that has been made as of the date hereof.

Section 3.2           Representations and Warranties of MPA.  MPA hereby represents and warrants to WAC that the following representations are true and complete as of the date hereof, except as otherwise indicated.

(a)           Organization, Good Standing and Power.  MPA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  MPA is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on MPA’s financial condition.  Rafko Logistics Inc. is an indirect wholly-owned subsidiary of MPA and is a non-operating shell entity.

(b)           Authorization; Enforcement.  MPA has the requisite corporate power and authority to enter into and perform the Transaction Documents.  The execution, delivery and performance by MPA of the Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of MPA, its Boards of Directors or stockholders is required.  This Agreement has been duly executed and delivered by MPA.  The Guaranty and the Warrant have been duly executed and delivered by MPA.  Each of the Transaction Documents constitutes a valid and binding obligation of MPA enforceable against MPA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Issuance of Shares.  When the Sold Obligations Shares (as defined in the Guaranty) are issued in accordance with the terms of Section 2 of the Guaranty, the Unpaid Interest Shares (as defined in the Guaranty) are issued in accordance with the terms of Section 3 of the Guaranty and/or the shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares,” and together with the Sold Obligations Shares and the Unpaid Interest Shares, the “Shares”) are issued in accordance with the terms of the Warrant, such Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders of such Shares shall be entitled to all rights accorded to a holder of Common Stock.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents to which it is a party, the performance by MPA of its obligations thereunder and the consummation by MPA of the transactions contemplated herein and therein do not and will not (i) violate any provision of the charter documents or bylaws or other organizational documents of MPA, (ii) other than the Financing Agreement, dated as of January 18, 2012, among MPA, each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent (as amended by First Amendment to Financing Agreement, dated as of March 18, 2012, Second Amendment to Financing Agreement, dated as of May 24, 2012, Third Amendment and Waiver to Financing Agreement, dated as of August 22, 2012, and as further amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, the “Financing Agreement”), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which MPA is a party or by which it or its properties or assets are bound, (iii) other than the Financing Agreement, create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of MPA under any agreement or any commitment to which it is a party or by which it is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to MPA or by which any property or asset of MPA is bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(e)           Commission Documents, Financial Statements.  Except for MPA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, MPA has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission  pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  At the times of their respective filings, MPA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, including the accompanying financial statements, as amended (the “Form 10-K”), and MPA’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 (the “Form 10-Q”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form 10-K and the Form 10-Q contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as set forth in the Commission Documents, the financial statements of MPA included in the Commission Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing; the audited consolidated financial statements included in the Commission Documents present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders’ equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Commission Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; and the selected financial and statistical data included in the Commission Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein.

(f)            Listing Compliance.  MPA has received a notice from the NASDAQ Stock Market, dated as of June 29, 2012 (the “NASDAQ Notice”), stating that it is not in compliance with NASDAQ listing rules because its Form 10-K for the fiscal year ended March 31, 2012 was not timely filed with the Commission.  Except as set forth in the preceding sentence, MPA currently is not in violation of, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not violate, any rule of the NASDAQ Stock Market.  All required approvals of the NASDAQ Stock Market for the issuance of the Warrant and the Shares have been obtained.

(g)           Securities Act of 1933.  Based in material part upon the representations herein of WAC, MPA has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Warrant and the Shares under any Transaction Document.  Neither MPA nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Warrant or any of the Shares, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action, so as to bring the issuance and sale of the Warrant or any of the Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither MPA nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Warrant or any of the Shares.

(h)           No Integrated Offering.  Neither MPA, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Warrant or the Shares pursuant to any Transaction Document to be integrated with prior offerings by MPA for purposes of the Securities Act which would prevent MPA from selling the Warrant or the Shares pursuant to Rule 506 under the Securities Act.

(i)            Governmental Approvals.  Assuming the accuracy of the representations made by WAC in Section 3.3 hereof, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the performance by MPA of its obligations under the Transaction Documents to which it is a party, except for (i) any consent, authorization or order that has been obtained as of the date hereof, (ii) any filing or registration that has been made as of the date hereof or (iii) any filings which may be required to be made by MPA with the Commission pursuant to the Securities Act or the Exchange Act, or state securities administrators pursuant to applicable state securities laws subsequent to the date hereof (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to Section 4.2(c) hereof.

Section 3.3           Representations and Warranties of WAC.  WAC hereby represents and warrants to MPA and Fenco as follows:

(a)           Organization and Standing of WAC.  WAC is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

(b)           Authorization and Power.  WAC has the requisite power and authority to enter into and perform this Agreement.  The execution, delivery and performance of this Agreement by WAC and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of WAC or its Board of Directors or stockholders is required.  This Agreement has been duly authorized, executed and delivered by WAC and constitutes a valid and binding obligation of WAC enforceable against WAC in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement by WAC and the consummation by WAC of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of WAC’s charter documents or bylaws or other organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument or obligation to which WAC is a party or by which its properties or assets are bound or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to WAC or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on WAC’s ability to perform its obligations hereunder).  WAC is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, provided that for purposes of the representation made in this sentence, WAC is assuming and relying upon the accuracy of the relevant representations and agreements of MPA and Fenco herein.

(d)           Acquisition for Investment.  WAC is acquiring the Warrant and, if acquired pursuant to the terms of the applicable Transaction Document, the Shares solely for its own account for the purpose of investment and not as a nominee or with a view to or for sale in connection with distribution.  WAC does not have a present intention to sell the Warrant or any Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Warrant or any Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 3.3(h) below, WAC does not agree to hold the Warrant or any Shares for any minimum or other specific term and reserves the right to dispose of the Warrant or any Shares at any time in accordance with Federal and state securities laws applicable to such disposition.  WAC acknowledges that it is able to bear the financial risks associated with an investment in the Warrant and, if applicable, the Shares and that it has been given full access to such records of MPA and its subsidiaries (including Fenco) and to the officers of MPA and its subsidiaries (including Fenco) and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to MPA so as to be able to evaluate the risks and merits of its investment in MPA.

(e)            Status of Purchaser.  WAC is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.  WAC is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and WAC is not a broker-dealer.

(f)            Opportunities for Additional Information.  WAC acknowledges that WAC has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of MPA concerning the financial and other affairs of MPA, and to the extent deemed necessary in light of WAC’s knowledge of MPA’s affairs, WAC has asked such questions and received answers to the full satisfaction of WAC, and WAC desires to invest in MPA.

(g)           No General Solicitation.  WAC acknowledges that neither the Warrant nor the Shares were offered to WAC by means of, and represents that it has not made, any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which WAC was invited by any of the foregoing means of communications.

(h)           Rule 144.  WAC understands that the Warrant and the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, WAC must hold the Warrant and the Shares indefinitely unless the Warrant or such Shares are registered under the Securities Act or an exemption from registration is available.  WAC acknowledges that WAC is familiar with Rule 144, and that WAC has been advised that Rule 144 permits resales only under certain circumstances.  WAC understands that to the extent that Rule 144 is not available, WAC will be unable to sell the Warrant or any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.  WAC acknowledges that MPA has no obligation to register or qualify either the Warrant or the Shares for resale except as set forth in Section 4.2(c).  WAC further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period of the Warrant and/or the Shares, and on requirements relating to MPA which are outside of WAC’s control, and which MPA is under no obligation and may not be able to satisfy.

(i)             General.  WAC understands that the Warrant and the Shares are being offered and sold to WAC in reliance on a transactional exemption from the registration requirement of Federal and state securities laws, and have not been, and will not be, registered under the Securities Act, except as set forth in Section 4.2(c), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of WAC set forth herein.

(j)             Legends.  WAC understands that the Warrant and, except as contemplated by Article VII, the Shares shall be stamped or otherwise imprinted with a legend set forth in Article VII.

(k)            Residence.  The office or offices of WAC in which its principal place of business is identified in the address of WAC set forth in Section 9.4.

ARTICLE IV

Covenants

Except as otherwise indicated, until the earlier to occur of (i) Termination Date (or, if later, the date following the Termination Date that all amounts outstanding in respect of the Fenco Credit Line have been paid in full, other than contingent indemnification obligations as to which no claim has been made) and (ii) the Partial Termination Date:

Section 4.1           Covenants of Fenco  Fenco covenants with WAC as follows, which covenants are for the benefit of WAC and its permitted assignees hereunder:

(a)           Maintenance of Corporate Existence.  Fenco shall continue to be engaged in the business substantially in which it is engaged as of the date of this Agreement and reasonable extensions thereof.  Fenco shall maintain the corporate existence of Fenco in good standing under the laws of its jurisdiction of incorporation.

(b)           Compliance with Laws.  Fenco shall comply with all applicable federal or state laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities, except where the failure to comply would not have a Material Adverse Effect.

(c)           Other Agreements.  Other than amendments, modifications or replacements of the M&T Credit Agreement or the MPA Debenture, Fenco shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of Fenco to perform under any Transaction Document.

Section 4.2           Covenants of MPA  MPA covenants with WAC as follows, which covenants are for the benefit of WAC and its permitted assignees hereunder:

(a)           Maintenance of Corporate Existence.  MPA shall continue to be engaged in the business substantially in which it is engaged as of the date of this Agreement and reasonable extensions thereof.  MPA shall maintain the corporate existence of MPA in good standing under the laws of its jurisdiction of incorporation.

(b)           Securities Compliance.  MPA shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Warrant and the Shares to WAC or subsequent holders.  MPA shall not, and shall cause each of its affiliates and subsidiaries not to, take any action or steps that would cause the offering of the Warrant or the Shares to be integrated with other offerings for purposes of the Securities Act.

(c)           Registration and Listing.  MPA shall either (i) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, or (ii) continue to voluntarily file all reports required to be filed as if MPA were so registered.  Except with respect to the timeliness of the filing of MPA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, MPA shall comply in all respects with its reporting and filing obligations under the Exchange Act.  MPA shall use commercially reasonable efforts to cause a shelf registration statement on Form S-3 (or another available form) with respect to the resale of the Shares to be declared effective by the Commission no later than July 1, 2014 (or, if earlier, upon the occurrence of an Event of Default) and kept continuously effective thereafter, and shall keep a prospectus continuously available for the resale of all such Shares until all such Shares have been resold into the market.  MPA shall not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.  MPA will use its commercially reasonable efforts to submit a plan to regain compliance with the continuing listing requirements by August 28, 2012 as directed in the NASDAQ Notice and to address the NASDAQ Notice by filing the Form 10-K for the fiscal year ended March 31, 2012 within such timeframe, and will take all action necessary (including, without limitation, seeking shareholder approval of the issuance of the Shares, if necessary) to cause the Shares to be listed on the NASDAQ Global Market and/or any other exchange on which the Common Stock is then listed on or before the date of issuance of such Shares.  Subject to the terms of the Transaction Documents, MPA further covenants that it will take such further action as WAC may reasonably request, all to the extent required from time to time, to enable WAC to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.  Upon the request of WAC, MPA shall deliver to WAC a written certification of a duly authorized officer as to whether it has complied with such requirements.

(d)           Compliance with Laws.  MPA shall comply with all applicable federal or state laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities, except where the failure to comply would not have a Material Adverse Effect.  Without limitation of the generality of the foregoing, MPA shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Warrant and the Shares.

(e)           Other Agreements.  Other than amendments, modifications or replacements of the Financing Agreement or the MPA Debenture, MPA shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of MPA to perform under any Transaction Document.

(f)            Reservation of Shares.  MPA covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Shares upon exercise of (i) the Warrant, (ii) the WAC Sale Option (as defined in the Guaranty), as provided in the Guaranty (taking into account Section 2(f) thereof), and (iii) the Unpaid Interest Sale Option (as defined in the Guaranty), as provided in the Guaranty (taking into account Section 3(f) thereof), the number of such Shares which are then issuable and deliverable upon the exercise of the Warrant, the WAC Sale Option and the Unpaid Interest Sale Option, free from preemptive rights or any other contingent purchase rights.  MPA covenants that all Shares so issuable and deliverable shall, upon issuance and the payment of the applicable exercise price in accordance with the terms of the Warrant (with respect to the Warrant Shares), upon issuance in accordance with Section 2 of the Guaranty (with respect to the Sold Obligations Shares), and upon issuance in accordance with Section 3 of the Guaranty (with respect to the Unpaid Interest Shares) be duly and validly authorized, issued and fully paid and nonassessable.

ARTICLE V

Strategic Cooperation

Until the Termination Date (or, if later, the date following the Termination Date that all amounts outstanding in respect of the Fenco Credit Line have been paid in full, other than contingent indemnification obligations as to which no claim has been made):

Section 5.1           Strategic Cooperation and Minimum Purchase Requirement.

(a)           Fenco shall:

(i)            provide WAC the right to supply new automotive parts and components required by Fenco (including its subsidiaries) from third party suppliers with respect to the following product lines:  Hub and Bearing, Brake Components, Steering Components (including rack and pinion), Constant Velocity Axle & Components, and Water Pumps and Components (collectively, the “Fenco Product Lines”), provided that WAC substantially matches or betters pricing and other material terms of third party suppliers for all parts of comparable quality that Fenco requires, per Fenco specifications (for the avoidance of doubt, (x) the foregoing shall not be interpreted (A) to limit the ability of MPA or Fenco to manufacture or assemble automotive parts and components for Fenco or (B) to apply to any such MPA-manufactured or -assembled parts or components, and (y) Fenco shall provide all relevant third party terms, except the identity of third party suppliers, to WAC prior to making such purchases from third party suppliers with respect to the Fenco Product Lines);

(ii)           work together with WAC to develop additional new automotive parts and components on a joint basis to be marketed (if agreed by both WAC and Fenco) through Fenco;

(iii)          work together with WAC to assist Fenco, as requested by Fenco, in sourcing additional new automotive parts and components from other suppliers in China that are not available from WAC;

(iv)          on an annual basis, purchase at least $33,276,862.03 of new automotive parts and components (which is the aggregate dollar volume of new automotive parts and components purchased from WAC and its affiliates during 2011) with respect to the Fenco Product Lines and to attempt to increase its distribution base of the products purchased from WAC to as many distribution points as practical to the extent, in each case, the sales by Fenco warrant such purchases (for the avoidance of doubt, it is the understanding of the parties hereto that Fenco has no obligation to purchase any products hereunder that are not warranted by Fenco’s sales to its customers) and WAC substantially matches or betters pricing and other material terms of third party suppliers for parts of comparable quality that Fenco requires, per Fenco specifications; and

(v)           not act in bad faith to transfer or terminate any of the Fenco Product Lines to evade the minimum purchase requirements set forth herein.

(b)           MPA shall:

(i)            as a shareholder of Fenco, cause Fenco to comply with its obligations set forth in Section 5.1(a); and

(ii)           subject to the following proviso, if MPA or any subsidiary or successor of MPA assumes all or any material portion of the Fenco Product Lines, MPA or such subsidiary or successor, as applicable, shall assume Fenco’s obligations pursuant to this Article V with respect to such assumed Fenco Product Lines; provided that in the case of Section 5.1(a)(iv), solely to the extent (A) the sales by MPA or such subsidiary or successor, as applicable, warrant such purchases (for the avoidance of doubt, it is the understanding of the parties hereto that no such person has any obligation to purchase any products hereunder that are not warranted by such person’s sales to its customers) and (B) WAC substantially matches or betters pricing and other material terms of third party suppliers for parts of comparable quality that such person requires, per such person’s specifications.

(c)           Subject to the terms and conditions hereof (including, without limitation, Section 1.2 and Section 5.3), WAC shall honor all purchase orders made by Fenco in the ordinary course of business consistent with past practice in a timely and commercially reasonable manner.

(d)           In the event of any dispute between WAC, on one hand, and MPA or Fenco, on the other hand, arising out of or relating to this Section 5.1, the parties agree to submit such dispute to arbitration in accordance with Section 9.2 hereof.  If the dispute arises out of or relates to the prospective purchase or attempted purchase of automotive parts or components by Fenco (or MPA, as successor to Fenco in accordance with Section 5.1(b)(ii) hereof), Fenco (or MPA, as successor to Fenco in accordance with Section 5.1(b)(ii) hereof) agrees to purchase such disputed automotive parts or components from WAC, all without in any way affecting either party’s rights and remedies provided herein or by law.  If such dispute arises after the purchase, it shall not affect either party’s rights or remedies provided herein or by law.  For purposes of the foregoing, the parties shall act in a commercially reasonable manner to determine whether WAC has substantially matched or bettered pricing and other material terms; it being understood that the existence of a reasonable commercial dispute over the pricing and other material terms of a purchase does not in itself constitute a breach of this Agreement.

(e)           WAC agrees that it will not use any information provided to it by Fenco or MPA in connection with the matters described in this Agreement to seek to induce customers of Fenco to purchase automotive parts and products of the type sold by Fenco directly from WAC or its affiliates.

Section 5.2           New WAC Products.  So long as an Event of Default has not occurred and is not continuing, WAC agrees to give MPA and/or Fenco the opportunity to first sell new products that WAC wants to introduce into the North American market on a most favored nation basis.

Section 5.3           No Obligations of WAC Upon Event of Default.  So long as an Event of Default has occurred and is continuing, neither WAC nor any of its affiliates shall have any obligation under this Article V.

ARTICLE VI

Events of Default

Section 6.1           Events of Default.  For purposes of this Agreement, an “Event of Default” shall be deemed to have occurred if:

(a)           Fenco (or MPA, pursuant to the Guaranty) fails to pay all amounts outstanding (together with all accrued interest thereon and all other amounts payable in connection therewith) in respect of the Fenco Credit Line on the Termination Date;

(b)           Fenco fails to pay the full amount of interest then accrued and due on any monthly payment date as set forth in Section 1.2 of this Agreement within ninety (90) days of the due date for such interest;

(c)           Fenco fails to perform or observe any other provision to be performed or observed by it in any material respect pursuant to this Agreement;

(d)           MPA fails to perform or observe any other provision to be performed or observed by it in any material respect pursuant to this Agreement or any other Transaction Document;

(e)           any representation, warranty or information contained in this Agreement or any other Transaction Document is incorrect in any material respect on the date made or furnished;

(f)           Fenco defaults under the M&T Credit Agreement or the MPA Debenture, or MPA defaults under the Financing Agreement, if that default results in the acceleration of such indebtedness prior to its express maturity; or

(g)           MPA or any of its subsidiaries (including Fenco) makes an assignment for the benefit of creditors or MPA admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating MPA or any of its subsidiaries (including Fenco) bankrupt or insolvent; or any order for relief with respect to MPA or any of its subsidiaries (including Fenco) is entered under the Federal Bankruptcy Code; or MPA or any of its subsidiaries (including Fenco) petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of MPA or any of its subsidiaries (including Fenco), or of any substantial part of the assets of MPA or any of its subsidiaries (including Fenco), or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any subsidiary other than Fenco) relating to MPA or any of its subsidiaries (including Fenco) under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against MPA or any of its subsidiaries (including Fenco) and either (A) MPA or any such subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days.

With respect to any Event of Default described above (other than Section 6.1(b)) that is capable of being cured (a “Curable Default”), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days of notice thereof to MPA and Fenco given in accordance with the provisions hereof.

Section 6.2           Consequences of Events of Default.

(a)           So long as an Event of Default (other than Section 6.1(b)) has occurred and is continuing, the interest rate applicable to all amounts remaining unpaid following the Due Date for such purchases shall increase, to the extent permitted by law, to 1.25% per month, compounding monthly (16.08% per annum, compounded), on the date that is six (6) months following the occurrence of such Event of Default (the “First Default Rate”).  If there still exist an Event of Default twelve (12) consecutive months following the occurrence of such Event of Default, the interest rate applicable to all amounts remaining unpaid following the Due Date for such purchases shall increase, to the extent permitted by law, to 1.5% per month, compounding monthly (19.56% per annum, compounded), on the date that is twelve (12) months following the occurrence of such Event of Default (the “Additional Default Rate”).

(b)           If any interest payment is not made within sixty (60) days following the Due Date for the purchases giving rise to such interest payment, the interest rate applicable to all amounts remaining unpaid following the Due Date for such purchases shall increase immediately, to the extent permitted by law, to the First Default Rate.  If any such interest payment is not made within the date that is sixty (60) days plus six (6) months following the Due Date for the purchases giving rise to such interest payment, the interest rate applicable to all amounts remaining unpaid following the Due Date for such purchases shall increase immediately, to the extent permitted by law, to the Additional Default Rate.

(c)           The interest rate applicable shall revert to the Initial Rate (subject to subsequent increases pursuant to Sections 6.2(a) and (b)) as of the date on which (i) no Events of Default are continuing and (ii) there is no outstanding accrued and unpaid interest that has not been paid within sixty (60) days following the Due Date for the purchases giving rise to such interest payment.

(d)           If an Event of Default of the type described in Section 6.1(g) has occurred, all amounts outstanding under the Fenco Credit Line (together with all accrued interest thereon and all other amounts payable in connection therewith) shall become immediately due and payable without any action on the part of WAC.

(e)            If an Event of Default (other than under Section 6.1(g)) has occurred, WAC may declare all or any portion of the amounts outstanding under the Fenco Credit Line (together with all accrued interest thereon and all other amounts payable in connection therewith) immediately due and payable and demand immediate payment of all or any portion of such amounts.

(f)            WAC shall also have any other rights which it may have been afforded under any contract or agreement at any time and any other rights which WAC may have pursuant to applicable law.

(g)           Fenco hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of the Obligations pursuant to the Fenco Credit Line, and expressly agrees that any payment thereunder may be extended from time to time and that WAC may accept security for such Obligations or release security for such Obligations, all without in any way affecting the liability of Fenco hereunder or MPA under the Guaranty.

(h)           If any attorney is engaged by WAC to enforce or defend any provision of this Agreement or any of the other Transaction Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Fenco shall pay to WAC immediately upon demand all reasonable attorneys’ fees and expenses, on a full indemnity basis, together with interest thereon from the date of such demand until the date of payment, paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and expenses had been added to the principal.

(i)             Subject to the Subordination Agreement, upon the occurrence and during the continuation of any Event of Default, WAC shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the PPSA or the UCC (regardless of whether the PPSA or the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the PPSA or the UCC applies to the affected Collateral).

ARTICLE VII

Restrictions on Transfer

If appropriate, each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws and/or set forth in, or required by, the other Transaction Documents):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

MPA agrees to reissue certificates representing any of the Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to MPA describing the manner and terms of such transfer and removal as MPA may reasonably request.  Such proposed transfer and removal will not be effected until: (a) either (i) MPA has received an opinion of counsel reasonably satisfactory to MPA, to the effect that the registration of the Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by MPA with the Commission and has become effective under the Securities Act, (iii) MPA has received other evidence reasonably satisfactory to it that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides MPA with reasonable assurances that such security can be sold pursuant to Rule 144; and (b) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto.  MPA will respond to any such notice from a holder within ten (10) business days.  In the case of any proposed transfer under this Article VII, MPA will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to MPA.  The restrictions on transfer contained in this Article VII shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

ARTICLE VIII

Indemnification

Section 8.1           Indemnification of WAC
.
(a)           Fenco agrees to indemnify and hold harmless WAC (and its directors, officers, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable and documented attorneys’ fees, charges and disbursements, on a full indemnity basis) incurred by WAC as a result of any inaccuracy in or breach of the representations, warranties or covenants made by Fenco herein.

(b)           MPA agrees to indemnify and hold harmless WAC (and its directors, officers, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable and documented attorneys’ fees, charges and disbursements, on a full indemnity basis) incurred by WAC as a result of any inaccuracy in or breach of the representations, warranties or covenants made by MPA herein.

Section 8.2          Indemnification of MPA and Fenco.  WAC agrees to indemnify and hold harmless MPA and Fenco (and each of their respective directors, officers, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements, on a full indemnity basis) incurred by MPA and/or Fenco (without duplication) as a result of any inaccuracy in or breach of the representations, warranties or covenants made by WAC herein.

Section 8.3           Indemnification Procedure.

(a)           Any party entitled to indemnification under this Article VIII (an “indemnified party”), upon receipt of the notice of the commencement of any matter giving rise to a claim for indemnification, will give prompt written notice to the party required to provide indemnification under this Article VIII (the “indemnifying party”); provided, however, that the failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or claim, if actually and materially prejudicial to its ability to defend such action or claim, shall relieve such indemnifying party of any liability to the indemnified party with respect to such action or claim under this Article VIII, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Article VIII.

(b)           In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist in respect of such action, proceeding or claim, to assume the defense thereof with counsel of its choice reasonably satisfactory to the indemnified party so long as (i) the indemnifying party notifies the indemnified party in writing within fifteen (15) days after the indemnified party has given notice of such action or claim that the indemnifying party will indemnify the indemnified party from and against the entirety of any and all actions, suits, proceedings, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, taxes, liens and losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such action or claim, (ii) the indemnifying party provides the indemnified party with evidence reasonably acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against such action or claim and fulfill its indemnification obligations hereunder, (iii) such action or claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, such action or claim is not, in the good faith judgment of the indemnified party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the indemnified party, and (v) the indemnifying party conducts the defense of such action or claim actively and diligently.

(c)           So long as the indemnifying party is conducting the defense of any such action or claim in accordance with Section 8.3(b) above, (i) the indemnified party may retain separate co-counsel at its sole cost and expense and participate in the defense of such action or claim, (ii) the indemnified party will not consent to the entry of any judgment or enter into any settlement with respect to such action or claim without the prior written consent of the indemnifying party, (iii) the indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to such action or claim without the prior written consent of the indemnified party, (iv) the indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim and (v) the indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

(d)           In the event any of the conditions in Section 8.3(b) above is or becomes unsatisfied, however, (i) the indemnified party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such action or claim in any manner it reasonably may deem appropriate (and the indemnified party need not consult with, or obtain any consent from, the indemnifying party in connection therewith), (ii) the indemnifying party will reimburse the indemnified party promptly and periodically for the costs of defending against such action or claim (including reasonable attorneys’ fees and expenses), and (iii) the indemnifying party will remain responsible for any and all actions, suits, proceedings, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, taxes, liens and losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such action or claim to the fullest extent provided in this Article VIII.  Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.

(e)           The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE IX

Miscellaneous

Section 9.1           Fees and Expenses.

(a)           Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided that Fenco shall pay all reasonable and itemized attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by WAC in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder in an aggregate amount not to exceed $125,000 (plus fees and expenses incurred by WAC’s Canadian counsel), which payments shall be made on the date hereof, (ii) the filing and declaration of effectiveness by the Commission of a registration statement or statements pursuant to Section 4.2(c) hereof and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents.  Fenco shall pay all reasonable fees and expenses incurred by WAC in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses but only if WAC is successful in any litigation or arbitration relating to such enforcement.

(b)           Fenco shall bear all reasonable fees, costs, expenses and charges incurred in connection with the determination of the Put Option Price (as defined in the Warrant), including, without limitation, all reasonable fees and expenses of any investment banking firm, valuation or accounting firm(s) engaged in connection with such determination and any reasonable legal fees and expenses incurred by the Holder (as defined in the Warrant) in connection with such determination.

(c)           If, upon any exercise of the WAC Sale Option, MPA elects to deliver Sold Obligations Shares pursuant to Section 2(a)(i) of the Guaranty, then the issuance and delivery of Sold Obligations Shares shall be made without charge to WAC for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by Fenco; provided, however, that Fenco shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Sold Obligations Shares in a name other than that of WAC.

(d)           Issuance and delivery of Unpaid Interest Shares upon any exercise of the Unpaid Interest Sale Option in accordance with Section 3 of the Guaranty shall be made without charge to WAC for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by Fenco; provided, however, that Fenco shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Unpaid Interest Shares in a name other than that of WAC.

(e)           Issuance and delivery of Warrant Shares upon exercise of the Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by Fenco; provided, however, that Fenco shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.

Section 9.2           Arbitration and Equitable Relief.

(a)           Disputes.  Except as provided in Section 9.2(c) below, the parties hereto agree that any dispute, claim or controversy arising out of or relating to this Agreement or any other Transaction Document, or the breach, termination, enforcement, interpretation or validity hereof or thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, New York, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules.  Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

(b)           Governing Law; Consent to Personal Jurisdiction.  The arbitrator shall apply the State of New York law to the merits of any dispute or claim, without reference to conflicts of law rules.  Each of MPA, Fenco and WAC hereby consents to the personal jurisdiction of the state and federal courts located in New York, New York for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(c)           Equitable Relief.  Each of the parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this Section 9.2 and without abridgment of the powers of the arbitrator.

(d)           Acknowledgment.  EACH OF THE PARTIES HERETO UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, SUCH PARTY AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION HEREOF OR THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 9.2(c), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF SUCH PARTY’S RIGHT TO A JURY TRIAL.

Section 9.3           Entire Agreement; Amendment.  This Agreement and the Transaction Documents collectively contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, none of MPA, Fenco or WAC makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the parties hereto, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 9.4           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing, in English and shall be effective (a) upon hand delivery or by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to MPA or Fenco:	2929 California Street Torrance, CA 90503 Attn: Michael Umansky Facsimile: 310-943-1630

with a copy to:	Latham & Watkins LLP 355 South Grand Avenue Los Angeles, CA 90071-1560 Attn: Steven B. Stokdyk Facsimile: 213-891-8763

If to WAC:	88 Airport Road Elgin, IL 60123 Attn: Pin Ni Facsimile: 847-931-4838

with a copy to:	Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W. Madison Street, Suite 3900 Chicago, Illinois 60606 Attn: Alexander Lourie Facsimile: 312-984-3150

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 9.5           Waivers.  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 9.6          Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 9.7          Successors and Assigns.  This Agreement may not be assigned by either MPA or Fenco without the prior written consent of WAC.  This Agreement may be assigned by WAC to any affiliate of WAC that is capable of fulfilling the obligations of WAC hereunder without the consent of either MPA or Fenco.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

Section 9.8          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (other than the indemnified parties under Article VIII).

Section 9.9          No Presumption Against Drafter.  Neither this Agreement nor any other Transaction Document shall be interpreted or construed with any presumption against the party causing this Agreement or the other Transaction Documents to be drafted.

Section 9.10         Survival.  The representations, warranties and covenants of MPA, Fenco and WAC shall survive the execution and delivery hereof and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of WAC, MPA or Fenco.

Section 9.11        Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

Section 9.12        Publicity.  Each of MPA and Fenco agrees that it will not disclose, and will not include in any public announcement, the name of WAC without the consent of WAC unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 9.13         Severability.  Should any provision of this Agreement or any other Transaction Document be found to be illegal or unenforceable, the other provisions hereof or thereof shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

Section 9.14        Further Assurances.  From and after the date of this Agreement, upon the request of WAC or MPA, each of MPA, Fenco and WAC shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

Section 9.15         Confidentiality.  WAC agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in MPA) any confidential information obtained from MPA pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 9.15 by WAC), (b) is or has been independently developed or conceived by WAC without use of MPA’s confidential information, or (c) is or has been made known or disclosed to WAC by a third party without a breach of any obligation of confidentiality such third party may have to MPA; provided, however, that WAC may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in MPA; (ii) to any affiliate, partner, member, stockholder, indirect owner or wholly owned subsidiary of WAC in the ordinary course of business, provided that WAC informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, provided that WAC promptly notifies MPA of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

Section 9.16         Termination of this Agreement.  At any time during which there are no Obligations outstanding under the Fenco Credit Line, each of MPA and Fenco, at its option, shall have the right to terminate this Agreement, except as to Articles V, VIII and IX, upon written notice to WAC (the date of such termination referred to herein as the “Partial Termination Date”).

Section 9.17         Termination of Letter Agreement.  The letter agreement dated as of May 23, 2012 by and among the parties hereto shall automatically terminate and be of no force and effect upon execution of this Agreement.

ANY OBLIGATIONS OF MPA EVIDENCED BY THIS AGREEMENT ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT REFERENCED BELOW) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT, DATED AS OF AUGUST 22, 2012, MADE BY EACH OF THE SUBORDINATED CREDITORS REFERRED TO THEREIN AND MPA IN FAVOR OF CERBERUS BUSINESS FINANCE, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“CBF”), AS COLLATERAL AGENT FOR THE SENIOR SECURED CREDITORS REFERRED TO THEREIN (AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED, RENEWED, EXTENDED, REPLACED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

Solely for purposes of Specified Provisions:	MOTORCAR PARTS OF AMERICA, INC.

	By:	/s/ Selwyn Joffe
Name: Selwyn Joffe
Title: Chairman, President and CEO

FENWICK AUTOMOTIVE PRODUCTS LIMITED

By:	/s/ Selwyn Joffe
Name: Selwyn Joffe
Title: President

WANXIANG AMERICA CORPORATION

By:	/s/ Pin Ni
Name: Pin Ni
Title: President

[Signature Page to Revolving Credit/Strategic Cooperation Agreement]

EXHIBIT A to the
REVOLVING CREDIT/STRATEGIC COOPERATION AGREEMENT

GUARANTY

A-1

EXHIBIT B to the
REVOLVING CREDIT/STRATEGIC COOPERATION AGREEMENT

WARRANT

B-1